UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 17, 2023, Unity Biotechnology, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment No. 2”) to the Sales Agreement, dated March 15, 2022, as amended by Amendment No. 1 thereto dated August 17, 2022 (together with Amendment No. 2, the “Sales Agreement”), with Cowen and Company, LLC (“Cowen”), in connection with the continuation of the Company’s at-the-market equity offering program (the “Program”). Pursuant to the terms and conditions of Amendment No. 2, the Company may, from time to time, continue to issue and sell through or to Cowen, shares of its common stock, $0.0001 par value per share (“common stock”), having an aggregate offering price of up to $25,000,000 (the “ATM Shares”). The purpose of Amendment No. 2 is to add the limitations imposed on the Program by General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”) to the Sales Agreement. At the time of the Company’s entry into Amendment No. 2, approximately $15.2 million in ATM Shares remained available for issuance under the Program.

Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided Cowen with customary indemnification rights, and Cowen will be entitled to a commission of up to 3.0% of the gross proceeds of the ATM Shares sold through it pursuant to the Sales Agreement.

Sales of the ATM Shares will be made pursuant to a previously filed and effective registration statement on Form S-3 (File No. 333-263574). ATM Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Sales of the ATM Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Global Select Market, at market prices or as otherwise agreed with Cowen. The Company has no obligation to sell any of the ATM Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. At the time of the Company’s entry into Amendment No. 2, the Company had sold approximately $9.8 million of ATM Shares under the Sales Agreement.

Pursuant to Instruction I.B.6, in no event will the Company sell ATM Shares through the Program with a value exceeding more than one-third of the Company’s “public float” (the market value of the Company’s outstanding common stock held by non-affiliates) in any twelve-month period so long as the Company’s public float remains below $75.0 million. The Company has not offered any securities pursuant to Instruction I.B.6 during the prior twelve calendar month period that ends on and includes the date of this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing is only a brief description of the terms of Amendment No. 2, does not purport to be a complete statement of the rights and obligations of the parties under Amendment No. 2 and the transactions contemplated thereby, and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amendment No. 2 to Sales Agreement, dated March 17, 2023, by and between Unity Biotechnology, Inc. and Cowen and Company, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: March 17, 2023	By:	/s/ Lynne Sullivan
Lynne Sullivan
Chief Financial Officer